As Filed with the Securities and Exchange Commission on May 14, 2007
Registration No.: 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEOPLESUPPORT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-4695021
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1100 Glendon Ave., Suite 1250
Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

PeopleSupport, Inc. 2004 Stock Incentive Plan
(Full Title of the Plan)

Lance Rosenzweig
President and Chief Executive Officer
PeopleSupport, Inc.
1100 Glendon Ave., Suite 1250
Los Angeles, CA 90024
(310) 824-6200
(Name, address and telephone for agent for service)
Copy to:
Ethan D. Feffer, Esq.
Sheppard, Mullin, Richter & Hampton llp
650 Town Center Drive, Fourth Floor
Costa Mesa, CA 92626
Phone: (714) 424-2826
Fax: (714) 428-5984

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered(1)	Registered(2)	Per Share(3)	Offering Price	Registration Fee
Common Stock, par value $0.001 per share: To be issued under the PeopleSupport, Inc. 2004 Stock Incentive Plan	939,146	$12.10	$11,363,667	$348.86

(1)	The securities to be registered include options and rights to acquire Common Stock.

(2)	Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2004 Stock Incentive Plan, by reason of any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the Registrant’s outstanding shares of Common Stock.

(3)	Calculated pursuant to General Instruction E to Form S-8. Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on May 10, 2007.
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART II	1
Item 3. Incorporation of Documents by Reference.	1
Item 8. Exhibits.	1
SIGNATURES	3
INDEX TO EXHIBITS	4
Exhibit 5.1
Exhibit 23.1
EXHIBIT 5.1
EXHIBIT 23.1

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8
General Instruction E Information
          This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The shares registered under this Form S-8 reflect the annual automatic “evergreen” increase in the pool of shares available under the terms of the Registrant’s 2004 Stock Incentive Plan.
          The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 2, 2004 (File No. 333-120150) and December 15, 2006 (File No. 333-139404) are hereby incorporated by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:
a)	Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006, filed with the Commission on March 16, 2007 (as amended by the Form 10-K/A: Amendment No. 1 filed with the Commission on April 5, 2007), which contained audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

b)	Registrant’s quarterly report on Form 10-Q filed on May 10, 2007.

c)	Registrant’s current report on Form 8-K filed on January 17, 2007.

d)	The description of Registrant’s capital stock contained in Registrant’s registration statement on Form S-1, filed on May 10, 2004, as amended on June 22, 2004, July 13, 2004, July 27, 2004, August 12, 2004, September 22, 2004, September 27, 2004 and September 29, 2004 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
             In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit No.	Description of Document
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 3).

99.1 (1)	PeopleSupport, Inc. 2004 Stock Incentive Plan.

Exhibit No.	Description of Document
99.2(2)	Form of PeopleSupport, Inc. 2004 Stock Incentive Plan Notice of Stock Option Grant and Form of Stock Option Agreement.

99.3(2)	Form of PeopleSupport, Inc. 2004 Stock Incentive Plan Notice of Restricted Stock Award and Form of Restricted Stock Award Agreement.

99.4(3)	Form of PeopleSupport, Inc. 2004 Stock Incentive Plan Notice of Exercise of Stock Option.

(1)	Incorporated by reference to Exhibit 10.9 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-115328).

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 15, 2006 (File No. 333-139404).

(3)	Incorporated by reference to Exhibit 99.2.3 to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 2, 2004 (File No. 333-120150).

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on this 14th day of May 2007.

PEOPLESUPPORT, INC.
By:	/s/ Lance Rosenzweig
Lance Rosenzweig
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of PeopleSupport, Inc., a Delaware corporation, do hereby constitute and appoint Lance Rosenzweig, President, Chief Executive Officer, Secretary and Chairman of the Board of Directors, and Caroline Rook, Chief Financial Officer, and each of them, the lawful attorney-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Lance Rosenzweig Lance Rosenzweig	President, Chief Executive Officer (Principal Executive Officer), Secretary and Chairman of the Board of Directors	April 27, 2007

/s/ Caroline Rook Caroline Rook	Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2007

Adam Berger	Director	April 27, 2007

/s/ C. Larry Bradford C. Larry Bradford	Director	April 27, 2007

/s/ Michael Edell Michael Edell	Director	April 27, 2007

/s/ George Ellis George Ellis	Director	April 27, 2007

/s/ Frank Perna Frank Perna	Director	April 27, 2007

/s/ Joe Rose Joe Rose	Director	April 27, 2007

INDEX TO EXHIBITS

Exhibit No.	Description of Document
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 3).

99.1(1)	PeopleSupport, Inc. 2004 Stock Incentive Plan.

99.2(2)	Form of PeopleSupport, Inc. 2004 Stock Incentive Plan Notice of Stock Option Grant and Form of Stock Option Agreement.

99.3(2)	Form of PeopleSupport, Inc. 2004 Stock Incentive Plan Notice of Restricted Stock Award and Form of Restricted Stock Award Agreement.

99.4(3)	Form of PeopleSupport, Inc. 2004 Stock Incentive Plan Notice of Exercise of Stock Option.

(1)	Incorporated by reference to Exhibit 10.9 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-115328).

(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 15, 2006 (File No. 333-139404).

(3)	Incorporated by reference to Exhibit 99.2.3 to the Registrant’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 2, 2004 (File No. 333-120150).